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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Persistence Software, Inc. and its subsidiaries (the "COMPANY") on Form S-3 of our reports dated January 24, 2003 (and March 20, 2003 as to Note 11) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                                       /S/ DELOITTE & TOUCHE LLP
                                                       -------------------------

San Jose, California
April 30, 2003